Exhibit 99.1

Microlab FXR/LLC Financial Statements As of and for the twelve months ended December 31, 2021

INDEPENDENT AUDITORS’ REPORT
Microlab/FXR LLC

To the Member

Microlab FXR/LLC

We have audited the accompanying financial statements of Microlab FXR/LLC (the “Company”), which comprise the balance sheet as of December 31, 2021, and the related statement of operations, changes in member’s equity and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in note 8, the Company’s membership interests were purchased by a third party in March 2022. Our opinion on the financial statements is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

INDEPENDENT AUDITORS’ REPORT
Microlab/FXR LLC

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ PKF O’Connor Davies, LLP

New York, New York

May 13, 2022

BALANCE SHEET
Microlab/FXR LLC

December 31
2021
CURRENT ASSETS
Cash	$24,924
Accounts receivable - net of reserves of $24,597	2,882,938
Inventories - net of reserves of $228,099	3,986,267
TOTAL CURRENT ASSETS	6,894,129

PROPERTY, PLANT AND EQUIPMENT - NET	421,440

OTHER ASSETS
Due from Parent	13,780,869
Goodwill	1,351,391
Other assets	163,961
TOTAL OTHER ASSETS	15,296,221

TOTAL ASSETS	$22,611,790

CURRENT LIABILITIES
Accounts payable	783,278
Accrued expenses and other current liabilities	1,181,722
TOTAL CURRENT LIABILITIES	1,965,000

COMMITMENTS AND CONTINGENCIES

MEMBER’S EQUITY
Membership interests	46,690
Net member investment	1,472,229
Retained earnings	19,127,871
TOTAL MEMBER’S EQUITY	20,646,790

TOTAL LIABILITIES AND MEMBER’S EQUITY	$22,611,790

The accompanying notes are an integral part of these financial statements.

STATEMENT OF OPERATIONS
Microlab/FXR LLC

Year Ended December 31, 2021
Net revenues	$17,756,291

Cost of revenues	10,259,418

Gross profit	7,496,873

Operating expenses
Research and development	900,474
Sales and marketing	2,374,241
General and administrative	4,049,361
Total operating expenses	7,324,076

Operating income	172,797

Other income	14,467

Net income	$158,330

The accompanying notes are an integral part of these financial statements.

STATEMENT OF CHANGES IN MEMBER’S EQUITY
Microlab/FXR LLC

	Membership Interests	Net Member Investment	Retained Earnings	Total Member’s Equity

Balances as of December 31, 2020	$46,690	$1,472,229	$18,969,541	$20,488,460

Net income	-	-	158,330	158,330

Balances as of December 31, 2021	$46,690	$1,472,229	$19,127,871	$20,646,790

The accompanying notes are an integral part of these financial statements.

STATEMENT OF CASH FLOWS
Microlab/FXR LLC

Year Ended 2021
CASH FLOWS USED BY OPERATING ACTIVITIES
Net income	$158,330
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	254,488
Provision for doubtful accounts	10,846
Inventory reserves	101,972
Changes in assets and liabilities:
Accounts receivable	(1,089,938)
Inventories	(439,001)
Other assets	(40,561)
Accounts payable	215,262
Accrued expenses and other liabilities	216,622
Due from Parent	743,684
Net cash provided by operating activities	131,704

CASH FLOWS USED BY INVESTING ACTIVITIES
Capital expenditures	(106,780)

NET INCREASE/(DECREASE) IN CASH	24,924

Cash, at beginning of year	-

CASH, AT END OF YEAR	$24,924

The accompanying notes are an integral part of these financial statements.

NOTE 1 - DESCRIPTION OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization and Basis of Presentation

Microlab/FXR, LLC (“we”, “us”, “our” or the “Company”) is a New Jersey single member limited liability company wholly owned by Wireless Telecom Group, Inc. (“WTT” or “Parent”). We specialize in the manufacture of advanced radio frequency (“RF”) components which enable the deployment of wireless technology. Our customers include wireless carriers, network equipment manufacturers, tower companies, system integrators, neutral host providers and medical device manufacturers.

The accompanying financial statements represent the standalone financial statements of the Company prepared using accounting principles generally accepted in the United States (“U.S. GAAP”). The standalone financial statements of the Company represent all the costs of doing business including certain allocations of corporate overhead including executive compensation, rent, accounting, advertising and marketing expenses and legal expenses and other general and administrative expenses. The corporate overhead allocations are based on a percentage of Microlab headcount to total parent headcount as of December 31, 2020. Total corporate allocations were $179,000 for the twelve months ended 2021.

Use of Estimates

The accompanying financial statements have been prepared in accordance with U.S. GAAP, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. We base our assumptions, judgements and estimates on historical experience and various other factors that we believe to be reasonable under the circumstances. Accordingly, actual results could differ from those estimates. The most significant estimates and assumptions include management’s analysis in support of inventory valuation, accounts receivable valuation, returns reserves, warranty accruals, goodwill and corporate overhead allocations.

Concentrations of Credit Risk, Purchases and Fair Value

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable.

Credit evaluations are performed on customers requiring credit over a certain amount. Credit risk is mitigated to a lesser extent through collateral such as letters of credit, bank guarantees or payment terms like cash in advance.

For the twelve months ended December 31, 2021, one customer accounted for 15.4% of the Company’s total net revenues. At December 31, 2021 two customers exceeded 10% of gross accounts receivable at 13.6% and 13.1%, respectively.

For the year ended December 31, 2021, four suppliers exceeded 10% of inventory purchases at 27.3%, 15.9%, 10.8% and 10.7%, respectively. These four suppliers represented 64.7% of inventory purchases for the twelve months ended December 31, 2021.

Cash

The Company is part of a centralized cash management arrangement with the Parent whereby excess cash balances are swept into an account held by the Parent. Cash and cash equivalents as of the balance sheet date represent cash in bank accounts that are in the legal name of the Company.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are stated at the amount owed by the customer, net of allowances for doubtful accounts, returns and rebates. Estimated allowances for doubtful accounts are reviewed periodically taking into account the customer’s recent payment history, the customer’s current financial statements and other information regarding the customer’s credit worthiness. Account balances are charged off against the allowance when it is determined the receivable will not be recovered.

Due from Parent

Due from Parent represents the historical net amount due to the Company as a result of centralized cash management functions. The amount due from Parent at December 31, 2021 was not an includable asset in the sale of the Company (see Note 8).

Inventories

Inventories are stated at the lower of cost or net realizable value. Inventory cost is determined on an average cost basis. Net realizable value is based upon an estimated average selling price reduced by estimated costs of completion, disposal and transportation. Reductions in inventory valuation are included in cost of revenues in the accompanying Statement of Operations. Finished goods and work-in-process include material, labor and overhead expenses.

The Company reviews inventory for excess and obsolescence based on best estimates of future demand, product lifecycle status and product development plans. The Company uses historical information along with these future estimates to reduce the inventory cost basis. Subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Inventory carrying value is net of inventory reserves of approximately $228,099 as of December 31, 2021.

Inventories consist of:	December 31,
2021
Raw materials	$2,058,493
Work-in-process	278,977
Finished goods	1,648,797
$3,986,267

Property, Plant and Equipment

Property, plant and equipment are reflected at cost, less accumulated depreciation.

Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives for the property, plant and equipment are:

Machinery and computer equipment/software (in years)	3	-	8
Furniture and fixtures (in years)	5	-	7

Leasehold improvements are amortized over the shorter of the remaining term of the lease or the estimated economic life of the improvement. Repairs and maintenance are charged to operations as incurred; renewals and betterments are capitalized.

Goodwill

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in a purchase business combination. Goodwill is evaluated for impairment annually, or more frequently if events occur or circumstances change that would indicate that goodwill might be impaired, by first performing a qualitative evaluation of events and circumstances impacting the reporting unit to determine the likelihood of goodwill impairment. Based on that qualitative evaluation, if the Company determines it is more likely than not that the fair value of a reporting unit exceeds its carrying amount, no further evaluation is necessary. Otherwise, we perform a quantitative impairment test.

The Company performed a qualitative assessment in the fourth quarter of 2021 and the qualitative assessment did not indicate any impairment of goodwill.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The accounting guidance establishes a three-tiered hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The categorization of a financial instrument within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement.

The carrying amounts of the Company’s financial instruments, including cash, accounts receivable, accounts payable, due from Parent and accrued liabilities, approximate fair value due to their relatively short maturities.

Research and Development Costs

Research and development (R&D) costs are charged to operations when incurred. R&D costs include salaries and benefits, depreciation expense on equipment used for R&D purposes and third-party material and consulting costs, if clearly related to an R&D activity. The amounts charged to operations for R&D costs for the year ended December 31, 2021 was $900,474.

Advertising Costs

The Company incurs no direct advertising or marketing expenses. Advertising and marketing expenses are included as part of the corporate allocation of expenses from the Parent.

Income Taxes

Microlab/FXR LLC is a single member disregarded entity and included as part of the Parent consolidated tax return. In Accordance with Accounting Standards Update 2019-12 the Company has elected not to allocate income tax to the standalone financial statements of the Company.

NOTE 2 – REVENUE

Revenue is recognized upon transfer of control of promised products or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for promised goods or services. The Company’s performance obligations are satisfied at a point in time.

Nature of Products

Hardware

The Company generally has one performance obligation in its arrangements involving the sales of its radio frequency components. When the terms of a contract include the transfer of multiple products, each distinct product is identified as a separate performance obligation. Generally, satisfaction occurs when control of the promised goods is transferred to the customer in exchange for consideration in an amount for which we expect to be entitled.  Generally, control is transferred when legal title of the asset moves from the Company to the customer. We sell our products to a customer based on a purchase order, and the shipping terms per each individual order are primarily used to satisfy the single performance obligation. However, in order to determine control has transferred to the customer, the Company also considers:

●	when the Company has a present right to payment for the asset
●	when the Company has transferred physical possession of the asset to the customer
●	when the customer has the significant risks and rewards of ownership of the asset
●	when the customer has accepted the asset

Shipping and Handling

Shipping and handling activities performed after the customer obtains control are accounted for as fulfillment activities and recognized as cost of revenues.

Disaggregated Revenue

We disaggregate our revenue from contracts with customers by geographic location as we believe it best depicts how the nature, timing and uncertainty of our revenue and cash flows are affected by economic factors. See details in the tables below

Twelve Months Ended December 31, 2021
Total net revenues by geographic areas
Americas	$15,824,714
EMEA	1,483,255
APAC	448,322
Total net revenue	$17,756,291

Net revenues are attributable to a geographic area based on the destination of the product shipment.

The majority of shipments in the Americas are to customers located within the United States. For the year ended December 31, 2021 and 2020, sales in the United States amounted to $15,097,608.

For the year ended December 31, 2021 shipments to the EMEA region were largely concentrated in the UK and the Netherlands. Shipments to the UK and the Netherlands in 2021 amounted to $244,657 and 317,535, respectively.

The largest concentration of shipments in the APAC region is to China, where shipments amounted to $323,663 for the year ended December 31, 2021.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, consist of the following as of December 31:

2021
Machinery & computer equipment/software	$3,099,133
Furniture & fixtures	167,118
Leasehold improvements	165,027
Gross property, plant and equipment	3,431,278

Less: Accumulated depreciation	3,009,838
Net property, plant and equipment	$421,440

Depreciation expense of $254,488 was recorded for the year ended December 31, 2021.

NOTE 4 - OTHER ASSETS

Other assets consist of the following as of December 31:

2021
Deferred costs	$123,061
Deposits	27,869
Demo assets	13,031
Total	$163,961

Product demo assets are net of accumulated amortization expense of $7,252 as of December 31, 2021. Amortization expense related to demo assets was $2,898 in 2021.

NOTE 5 - ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following as of December 31:

2021
Goods received not invoiced	$778,176
Accrued commissions	70,093
Returns reserve	318,589
Other	14,864
Total	$1,181,722

NOTE 6 -    RETIREMENT PLAN

The Company is part of the Parent’s 401(k) profit sharing plan covering all eligible U.S. employees. Parent contributions to the plan for the year ended December 31, 2021 amounted to $39,250.

NOTE 7 -  COMMITMENTS AND CONTINGENCIES

Warranties

The Company typically provides three year warranties on all of its products covering both parts and labor. The Company, at its option, repairs or replaces products that are defective during the warranty period if the proper preventive maintenance procedures have been followed by its customers.

Risks and Uncertainties

The conflict between Russia and Ukraine has led to and is expected to continue to lead to disruption, instability and volatility in global markets and industries. Our operations could be negatively impacted by the conflict. The U.S. government and other governments in jurisdictions in which we operate have imposed severe sanctions and export controls against Russia and Russian interests and threatened additional sanctions and controls. The impact of these measures, as well as potential responses to them by Russia, is currently unknown and they could adversely affect our business, supply chain, partners or customers.

The Company has been and continues to be unable to accurately predict the full impact that the COVID-19 Pandemic will have on our results of operations, financial condition, liquidity and cash flows due to numerous uncertainties, including the duration and severity of the pandemic, the nature and length of actions taken by governments, businesses and individuals to contain or mitigate its impact, the severity and duration of the economic impact caused by the pandemic, the uncertainty surrounding possible treatments and rollout of vaccines, along with the effectiveness of our response.

Proprietary information and know-how are important to the Company’s commercial success. There can be no assurance that others will not either develop independently the same or similar information or obtain and use proprietary information of the Company. Certain key employees have signed confidentiality and non-compete agreements regarding the Company’s proprietary information.

The Company believes that its products do not infringe the proprietary rights of third parties. There can be no assurance, however, that third parties will not assert infringement claims in the future.

NOTE 8 – SUBSEQUENT EVENTS

Sale of Microlab/FXR LLC to RF Industries, Ltd.

On December 16, 2021, the Parent and the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with RF Industries, Ltd., a Nevada corporation (the “Buyer”) whereby the Buyer agreed to purchase 100% of the membership interests in Microlab for a purchase price of $24,250,000, subject to certain closing adjustments as forth in the Purchase Agreement. The board of directors of each of the Parent and the Buyer has unanimously approved the Purchase Agreement and the transactions contemplated thereby (collectively, the “Transaction”). On February 25, 2022, the shareholders of the Parent approved the transaction at a special meeting of shareholders held virtually via live webcast and on March 1, 2022, the Transaction closed. Concurrent with the closing, the Parent entered into a sublease with the Company for approximately 51% of the square footage of its corporate headquarters in Parsippany, NJ. The sublease term is March 1, 2022 until March 30, 2023 with monthly rental payments of $20,290.42 (“base rent”). In addition to the base rent, Microlab must pay 51% of real estate taxes, common area maintenance and management costs and all other amounts for which the Parent is responsible under the prime lease.

The Company has evaluated subsequent events through the date that the financial statements were available to be issued.